Exhibit 23.1.2

Consent of Independent Registered Public Accounting Firm

PASSUR Aerospace, Inc.
One Landmark Square, Suite 1900
Stamford, Connecticut 06901

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report consolidated dated January 31, 2011, relating to the consolidated financial statements of PASSUR Aerospace, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010.

/S/ BDO USA, LLP
Melville, New York 11747

February 24, 2011